UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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ALTISOURCE RESIDENTIAL CORPORATION
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April 17, 2015

Dear Fellow Stockholder:

On behalf of the Board of Directors, I cordially invite you to attend the 2015 Annual Meeting of Stockholders of Altisource Residential Corporation, a Maryland corporation (the “Company”), which will be held at the offices of the Company located at c/o Altisource Asset Management Corporation, 36C Strand Street, Christiansted, United States Virgin Islands 00820 on Wednesday, May 27, 2015, at 9:00 a.m., Atlantic Standard Time. The matters to be considered by stockholders at the 2015 Annual Meeting of Stockholders are described in detail in the accompanying materials.

It is very important that you be represented at the 2015 Annual Meeting of Stockholders regardless of the number of shares you own or whether you are able to attend the meeting in person. We urge you to authorize your proxy in one of the manners described in the accompanying materials even if you plan to attend the 2015 Annual Meeting of Stockholders. This will not prevent you from voting in person but will ensure that your vote is counted if you are unable to attend.

Your support of and interest in Altisource Residential Corporation is sincerely appreciated.

Sincerely,

David B. Reiner
Chairman of the Board of Directors

ALTISOURCE RESIDENTIAL CORPORATION
c/o Altisource Asset Management Corporation
36C Strand Street
Christiansted, United States Virgin Islands 00820

NOTICE OF THE 2015 ANNUAL MEETING OF STOCKHOLDERS AND
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 27, 2015

NOTICE

The 2015Annual Meeting of Stockholders of Altisource Residential Corporation, a Maryland corporation, will be held:

Date:    Wednesday, May 27, 2015

Time:    9:00 a.m., Atlantic Standard Time

Location:    Altisource Residential Corporation
c/o Altisource Asset Management Corporation
36C Strand Street
Christiansted, United States Virgin Islands 00820

PURPOSE

•	To consider and vote upon the election of four (4) Directors to serve until the 2016 Annual Meeting of Stockholders and/or until their successors are duly elected and qualified;

•	To consider and vote upon the ratification of the appointment of Deloitte & Touche LLP to be our independent registered public accounting firm for the year ending December 31, 2015; and

•	To transact such other business as may properly come before the 2015 Annual Meeting of Stockholders and any postponement or adjournment thereof.
PROCEDURES

•
Our Board of Directors has fixed the close of business on April 9, 2015 as the record date for the determination of stockholders entitled to notice of and to vote at the 2015 Annual Meeting of Stockholders.

•	Only stockholders of record at the close of business on the record date will be entitled to receive notice of and vote at the 2015 Annual Meeting of Stockholders.

•
The proxy statement for our 2015 Annual Meeting of Stockholders and our annual report to stockholders on Form 10-K for the year ended December 31, 2014 were made available on or about April 17, 2015 on our website under Shareholders-Investor Relations-Financial Information at http://ir.altisourceresi.com/financials.cfm. Additionally, and in accordance with Securities and Exchange Commission (“SEC”) rules, you may access our proxy statement at http://www.proxyvote.com, a website that does not identify or track visitors of the site, by entering the 12 digit Control Number found on your Beneficial Notice Card or on your Proxy Card.

By Order of the Board of Directors,

Stephen H. Gray
Secretary

April 17, 2015
Christiansted, United States Virgin Islands

ALTISOURCE RESIDENTIAL CORPORATION
PROXY STATEMENT
2015 ANNUAL MEETING OF STOCKHOLDERS

General Information

We have made this proxy statement available to you on or about April 17, 2015 as a holder of common stock of Altisource Residential Corporation, a Maryland corporation (“we”, “our”, “Residential” or the “Company”) because our Board of Directors is soliciting your proxy to be exercised at the Annual Meeting of Stockholders and at any postponement or adjournment thereof. The Annual Meeting of Stockholders will be held at our offices located at c/o Altisource Asset Management Corporation, 36C Strand Street, Christiansted, United States Virgin Islands 00820 on Wednesday, May 27, 2015, at 9:00 a.m., Atlantic Standard Time for the purposes listed in the Notice of Annual Meeting of Stockholders.

At the Annual Meeting, our stockholders will be asked to consider and vote upon (1) the election of four (4) Directors to serve until the 2016 Annual Meeting of Stockholders and/or until their successors are duly elected and qualified and (2) the ratification of the appointment of Deloitte & Touche LLP to be our independent registered public accounting firm for the year ending December 31, 2015.
We are not aware of any other matters that may properly come before the Annual Meeting or any postponement or adjournment thereof. If any other matters properly come before the Annual Meeting, the persons designated as proxies intend to vote in accordance with their discretion on such matters.
Proxies to be exercised at the Annual Meeting are being solicited by and on behalf of our Board of Directors primarily through the use of the mails. We have retained Okapi Partners LLC, a professional proxy solicitation firm (“Okapi Partners”), to assist in the solicitation of proxies and will pay Okapi Partners a fee of approximately $7,500 plus certain reimbursable expenses for its services. In addition, our directors, officers, employees and other agents, none of whom will receive additional compensation therefor, may solicit proxies by telephone, facsimile or other personal contact. We will bear the cost of the solicitation of proxies, including postage, printing and handling and will reimburse the reasonable expenses of brokerage firms and others for forwarding material to beneficial owners of shares of our common stock.

Notice and Access to Proxy Materials

We expect our proxy materials, including this proxy statement and our 2014 annual report, to be made available to stockholders on or about April 17, 2015 through the Shareholders link on our website at www.altisourceresi.com or through www.proxyvote.com. Our annual report on Form 10-K for the year ended December 31, 2014 was filed with the SEC and made available on our website on March 2, 2015. In accordance with the rules of the Securities and Exchange Commission (the “SEC”), most stockholders will not receive printed copies of these proxy materials unless they request them. Instead, most stockholders will receive by mail a “Notice of Internet Availability of Proxy Materials” that contains instructions as to how they can view our materials online, request copies be sent to them by mail or electronically by email and as to how they can authorize a proxy to vote their shares online.

Voting Procedures

If you plan to attend the Annual Meeting and wish to vote in person, we will give you a ballot at the Annual Meeting. However, if your common stock is held in the name of your bank or brokerage firm or other nominee, and you want to vote in person, you will need to obtain a legal proxy from the institution that holds your common stock. If your shares of common stock are held in your name, you can authorize a proxy to vote your shares in lieu of attending the Annual Meeting and voting in person. You may authorize a proxy to vote your shares over the Internet by following the instructions provided in the “Notice of Internet Availability of Proxy Materials,” or if you receive printed proxy materials, you may also authorize a proxy to vote your shares by mail or telephone pursuant to instructions provided on the proxy card. If you are authorizing a proxy to vote your shares over the Internet or by telephone, you will need to provide the control number that is printed on the Notice or proxy card that you receive.

If your common stock is held in the name of your bank or brokerage firm or other nominee, you should receive separate instructions from the holder of your common stock describing how to provide voting instructions.

Even if you plan to attend the Annual Meeting, we recommend that you authorize a proxy to vote your shares in advance of the Annual Meeting as described above so that your vote will be counted if you later decide not to attend the Annual Meeting.

How a Proxy Works

All valid proxies received prior to the Annual Meeting will be voted in accordance with your instructions. If no contrary instructions are given, other than as discussed below with respect to broker “non-votes,” each proxy received will be voted “FOR” each of the nominees for Director and “FOR” the ratification of the appointment of Deloitte & Touche LLP to be our independent registered public accounting firm for the year ending December 31, 2015 and with regard to any other business that properly comes before the Annual Meeting in the discretion of the persons appointed as proxies.

How to Revoke a Proxy

You have the power to revoke your proxy at any time before it is exercised at the Annual Meeting by:

•	filing written notice with our Corporate Secretary at the following address:

Stephen H. Gray, Corporate Secretary
Altisource Residential Corporation
c/o Altisource Asset Management Corporation
36C Strand Street
Christiansted, United States Virgin Islands 00820

•	submitting a properly executed proxy bearing a later date; or

•
appearing at the Annual Meeting of Stockholders and giving the Corporate Secretary notice of your intention to vote in person. Attending the Annual Meeting will not, by itself, revoke a properly executed proxy.

Who May Vote

You are entitled to vote at the Annual Meeting of Stockholders or any postponement or adjournment of the Annual Meeting of Stockholders if you are a holder of record of our common stock at the close of business on April 9, 2015, the record date for the Annual Meeting. At the close of business on April 9, 2015, there were 57,203,211 shares of common stock issued, outstanding and able to be voted and no other class of equity securities outstanding. Each share of our common stock is entitled to cast one (1) vote at the Annual Meeting of Stockholders on all matters properly presented.

Quorum and Voting Information

The presence at the Annual Meeting of Stockholders of a majority of the votes of our common stock entitled to be cast, represented in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting of Stockholders. Abstentions, or, with regard to the election of Directors, “WITHHOLD” votes, and broker “non-votes,” if any, will be treated as present for purposes of determining the presence of a quorum.

A broker “non-vote” occurs when a broker or nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker or nominee does not have discretionary voting power on that item and has not received instructions from the beneficial owner.

Proposal One – Election of Directors: Assuming a quorum, each of the four (4) nominees for Director will be elected as Directors of Residential by a plurality of the votes cast in person or by proxy at the Annual Meeting. You may vote “FOR” all nominees, “WITHHOLD” your vote as to all nominees, or vote “FOR” all nominees except those specific nominees from whom you “WITHHOLD” your vote. A properly executed proxy marked “WITHHOLD” with regard to the election of one or more Directors will not be voted with regard to the Director or

Directors indicated. “Plurality” means that the four (4) individuals who receive the greatest number of votes cast “FOR” are elected as directors. Cumulative voting in the election of Directors is not permitted.

Neither broker “non-votes” nor votes marked “WITHHOLD” will have an effect with regard to the election of any nominee.

Proposal Two – Ratification of Appointment of Independent Registered Public Accounting Firm: Assuming a quorum, the proposal to ratify the appointment of Deloitte & Touche LLP to be our independent registered public accounting firm for the year ending December 31, 2015 requires the affirmative vote of a majority of the votes cast on the proposal at the Annual Meeting. You may vote “FOR” or “AGAINST” or “ABSTAIN” on Proposal Two.

Abstentions will not be counted in determining the votes cast in connection with Proposal Two and will have no effect on the results of the vote on Proposal Two. Because your broker or other nominee is entitled to vote your shares with respect to the ratification of the appointment of Deloitte & Touche LLP, even if instructions are not received from you, there will be no broker “non-votes” with respect to this proposal.
If the shares you own are held in “street name” by a bank or brokerage firm or other nominee, your bank, brokerage firm or other nominee, as the record holder of your shares, is required to vote your shares according to your instructions. To vote your shares, you will need to follow the directions your bank, brokerage firm or other nominee provides you. You will receive a Notice of Internet Availability of Proxy Materials that will tell you how to access our proxy materials and authorize a proxy to vote your shares via the Internet. It will also tell you how to request a paper or email copy of our proxy material. You should instruct your bank, brokerage firm or other nominee to vote your shares by following the voting instructions provided by your bank, brokerage firm or other nominee. Please contact your bank, brokerage firm or other nominee for further information.

Board Recommendation

The Board recommends that you vote as follows:

•	“FOR” each of the four (4) director nominees set forth in Proposal One; and

•	“FOR” the ratification of Deloitte & Touche LLP to be our independent registered public accounting firm for the year ending December 31, 2015 set forth in Proposal Two.

Any properly authorized proxy as to which no instructions are given will be voted in accordance with the foregoing recommendations.

ELECTION OF DIRECTORS
(Proposal One)

Our charter and Bylaws provide that that the number of our directors will be fixed by a majority of our entire Board of Directors but may not be fewer than the minimum required under the Maryland General Corporation Law, which is one, nor more than fifteen. Currently, we have four members of our Board of Directors.

The four (4) nominees listed below for election as Directors at the Annual Meeting of Stockholders have been recommended by our Nomination/Governance Committee and nominated by our Board of Directors to serve on the Board until the 2016 Annual Meeting of Stockholders and/or until their successors are duly elected and qualified. Assuming a quorum, the four (4) nominees for Director will be elected as Directors by a plurality of the votes cast in person or by proxy at the meeting. All nominees currently serve as our Directors. There are no arrangements or understandings between any nominee and any other person for selection as a nominee.

If any nominee is unable or unwilling to stand for election at the time of the Annual Meeting of Stockholders, the person or persons appointed as proxies will vote for a replacement nominee or nominees recommended by our Board of Directors. At this time, our Board of Directors knows of no reason why any of the nominees would not be able or willing to serve as a Director if elected.

Nominees for Director

The following table sets forth certain information concerning our nominees for Director:

Name	Age(1)	Director Since	Audit Committee	Compensation Committee	Nomination/ Governance Committee
David B. Reiner	59	2012	X	X(2)	X
Michael A. Eruzione	60	2012			X
Robert J. Fitzpatrick	54	2012	X(2)	X
James H. Mullen, Jr.	57	2012	X	X	X(2)

____________________
(1)     As of April 9, 2015
(2)    Committee Chair.

The principal occupation for at least the last five (5) years and additional biographical information of each Director of Residential is set forth below.

David B. Reiner.    Mr. Reiner was elected to the Board of Directors in December 2012 and became Chairman of the Board of Directors on January 16, 2015. Mr. Reiner is currently a Managing Director with Regional Real Estate Investment Corporation (“RREIC”), a registered investment advisor that manages private investment funds that make opportunistic real estate investments. Prior to joining RREIC, Mr. Reiner served as a Managing Director of Grosvenor Investment Management US Inc. (“GIM”), a real estate investment fund, from 2003 to 2011. At GIM, Mr. Reiner was responsible for the development and implementation of business strategy, capital markets activities, fund and investment development, fund-raising, fund operations and investor relations. He also was a member of the Management and Investment Committees for GIM’s Investment Funds business and served on the Capital Markets Committee of Grosvenor Fund Management Ltd. Prior to that, Mr. Reiner was a Co-founder and Managing Director of Legg Mason Real Estate Investors, Inc., from 2000 until 2003, a specialty real estate lender that provided mezzanine and bridge loans to the commercial real estate industry. Mr. Reiner currently serves on the board of directors and as chairman of the audit committee of Home Loan Servicing Solutions, Ltd. (“HLSS”). Prior to joining the HLSS board, he served three years on the board of directors of Ocwen Financial Corporation (“Ocwen”), where he was also a member of both the audit committee and the nomination/governance committee. Mr. Reiner holds a Bachelor of Arts from the University of South Carolina in Columbia, South Carolina and a Juris Doctorate from George Mason University School of Law in Fairfax, Virginia. He also completed graduate work in international affairs and economics at the Fletcher School of Law & Diplomacy at Tufts University in Medford, Massachusetts and the Johns Hopkins School of Advanced International Studies in Washington, DC.

Mr. Reiner’s real estate investment expertise, particularly with respect to capital market activities, investment strategies and funding operations, provides insight to the Board of Directors. In addition, his background in economics and public company audit committee experience enables him to provide guidance to the Board of Directors in overseeing the financial and accounting aspects of our operations.

Michael A. Eruzione.    Mr. Eruzione was elected to our Board of Directors in December 2012. Mr. Eruzione represents major corporations as a spokesperson and as a motivational speaker and has served as the Director of Special Outreach at Boston University in Boston, Massachusetts since 1995. He previously served as the Director of Special Programs for Alumni Relations and Development. From 1984 to 1994, Mr. Eruzione worked as a sports commentator for Madison Square Garden, ABC, NBC and CBS. Mr. Eruzione was captain of the 1980 United States Olympic Hockey Team that won the gold medal in Lake Placid, NY. Mr. Eruzione holds a Bachelor of Arts from the Boston University School of Education in Boston, Massachusetts.

Mr. Eruzione’s diverse background and experience representing major corporations provides insight to the Board of Directors, particularly with respect to the development of strategic relationships.

Robert J. Fitzpatrick.    Mr. Fitzpatrick was elected to our Board of Directors in December 2012. Mr. Fitzpatrick has over 25 years of experience in real estate banking and structured finance and is one of the founding members of Institutional Mortgage Capital Canada, Inc. (“IMCCI”), established in 2009 as an investment platform for investors in Canadian commercial real estate debt and securities. Mr. Fitzpatrick has served as Chief Financial Officer of IMCCI since 2011. Prior to joining IMCCI, Mr. Fitzpatrick served from 1983 to 2009 in various senior managerial and executive appointments for Merrill Lynch, a financial management and advisory firm, including Head of Residential and Commercial Securitization, Managing Director of Commercial Real Estate Lending and Managing Director of Global Principal Investments. Mr. Fitzpatrick holds a Bachelor of Science in Accounting from St. John’s University in New York, New York.

Mr. Fitzpatrick’s experience in the real estate financing sector as well as knowledge regarding accounting and finance provides financial, operational and strategic expertise and guidance to the Board of Directors.

James H. Mullen, Jr.    Dr. Mullen was elected to our Board of Directors in December 2012. Dr. Mullen has over 20 years of experience in leadership roles in higher education and has served as President of Allegheny College in Meadville, Pennsylvania since 2008. Dr. Mullen also serves on the board of directors and councils of several higher education organizations, including, but not limited to, the American Council on Education, the Association of Independent Colleges & Universities in Pennsylvania, and the National Association of Independent Colleges and Universities, Tax Policy Committee. Prior to joining Allegheny College, he served as President of Elms College in Chicopee, Massachusetts, as Chancellor of the University of North Carolina in Asheville, North Carolina and as Senior Vice President of Trinity College in Hartford, Connecticut. Dr. Mullen holds a Master of Public Policy from the John F. Kennedy School of Government at Harvard University in Cambridge, Massachusetts and a Doctorate in Higher Education Administration from the University of Massachusetts in Amherst, Massachusetts.

Dr. Mullen’s tax policy knowledge and prior board experience provides insights to our Board of Directors, particularly in the areas of strategic planning, finance and tax matters.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
THAT YOU VOTE “FOR” EACH OF THE NOMINEES FOR DIRECTOR

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Meetings of the Board of Directors
The Board of Directors plays an active role in overseeing management and representing the interests of our stockholders. Directors are expected to attend all meetings of the Board of Directors and the meetings of committees on which they serve. Directors are also consulted for advice and counsel between formal meetings.
Our current Board of Directors held seven (7) meetings in 2014. Each incumbent Director attended at least 85% of these meetings as well as the meetings held by all committees of our Board of Directors on which they served during the year. The Board of Directors also regularly held executive sessions of the independent directors. We do not have a formal policy regarding Director attendance at the Annual Meeting of Stockholders. All of the incumbent members of our Board of Directors attended our 2014 Annual Meeting of Stockholders.

Independence of Directors

Our Corporate Governance Guidelines provide that our Board of Directors must be comprised of a majority of Directors who qualify as independent Directors under the standards of the New York Stock Exchange, or the “NYSE.”

Our Board of Directors annually reviews the direct and indirect relationships that we have with each Director. The purpose of this review is to determine whether any such transactions or relationships are inconsistent with a determination that the Director is independent. Only those Directors who are determined by our Board of Directors to have no material relationship with Residential and otherwise qualify as independent under applicable SEC and NYSE rules are considered independent. This determination is based in part on the analysis of questionnaire responses that follow the independence standards and qualifications established by NYSE rules and federal securities law. Our current Board of Directors has determined that Messrs. Eruzione, Fitzpatrick, Mullen and Reiner are independent Directors.

Board Leadership Structure

Our Board of Directors has no fixed policy with respect to the separation of the offices of Chairman of the Board of Directors and Chief Executive Officer. Our Board of Directors retains the discretion to make this determination on a case-by-case basis from time to time as it deems to be in the best interests of the Company and its stockholders at any given time. The Board of Directors currently believes that separating the positions of Chief Executive Officer and Chairman of the Board of Directors is the best structure to fit our needs. Mr. Pandey is our Chief Executive Officer and Mr. Ellison is our President. Messrs. Pandey and Ellison are together responsible for our day-to-day operations and for formulating and executing our long-term strategies in collaboration with and under the oversight of the Board of Directors. As Chairman of the Board of Directors, Mr. Reiner leads the Board and oversees meetings of the Board of Directors and the delivery of information necessary for the Board’s informed decision-making.

Committees of the Board of Directors

Our Board of Directors has established an Audit Committee, a Compensation Committee and a Nomination/ Governance Committee. A brief description of these committees is provided below.

Audit Committee. The Audit Committee of our Board of Directors oversees the relationship with our independent registered public accounting firm, reviews and advises our Board of Directors with respect to reports by our independent registered public accounting firm and monitors our compliance with laws and regulations applicable to our operations, including the evaluation of significant matters relating to the financial reporting process and our system of accounting, internal controls, auditing and federal securities law matters and the review of the scope and results of the annual audit conducted by the independent registered public accounting firm.

The members of the Audit Committee in 2014 were Mr. Fitzpatrick, Dr. Mullen and Mr. Reiner, and Mr. Fitzpatrick was the Chair of the Audit Committee. Each member of our Audit Committee is independent as defined in regulations adopted by the SEC and NYSE listing standards. Our Board of Directors has determined that all members of our Audit Committee are financially literate and possess accounting or related financial management expertise. Our Board of Directors has also determined that each of Mr. Fitzpatrick and Mr. Reiner qualify as “audit committee financial experts” as that term is defined in SEC rules. The Audit Committee met eight (8) times in 2014 and held four (4) executive sessions outside the presence of our management.

Our Audit Committee operates under a written charter approved by our Board of Directors, a copy of which is available on our website at www.altisourceresi.com and is available in print to any stockholder who requests it. On an annual basis, the Audit Committee will review and approve its charter. The Audit Committee will also evaluate its performance under its charter annually and deliver a report to the Board setting forth the results of its evaluation, including an assessment of the adequacy of its charter and any recommendations for amendments. The charter was last reviewed by the Audit Committee in March 2015.

Compensation Committee. The Compensation Committee of our Board of Directors oversees the compensation of our directors. We have no employees. Our executive officers are employed by our asset manager, Altisource Asset Management Corporation (“AAMC”), and we reimburse AAMC for the cash compensation of its executive officers and employees based on the services they render on behalf of us in the conduct of our business. However, because none of our executive officers receive compensation from us, the Compensation Committee does not determine or approve the compensation of our executive officers.

The Compensation Committee has the authority to retain independent counsel or other advisers at our expense as the Compensation Committee deems necessary in connection with its responsibilities. The Compensation Committee may request that any of our Directors, officers or other persons attend its meetings to provide advice, counsel or pertinent information as the Committee requests.

The members of the Compensation Committee in 2014 were Mr. Reiner, Mr. Fitzpatrick and Dr. Mullen, and Mr. Reiner was the Chair of the Compensation Committee. Each member of the Compensation Committee is independent as defined by NYSE listing standards. While we have no specific qualification requirements for members of the Compensation Committee, the members of the Compensation Committee have knowledge and experience regarding compensation matters as developed through their respective business experience in both management and advisory roles, including general business management, executive compensation and employee benefits experience.

Our Compensation Committee operates under a written charter approved by our Board of Directors, a copy of which is available on our website at www.altisourceresi.com and is available in print to any stockholder who requests it. On an annual basis, the Compensation Committee will review and approve its charter. The Compensation Committee will also evaluate its performance under its charter annually and deliver a report to the Board setting forth the results of its evaluation, including an assessment of the adequacy of its charter and any recommendations for amendments. The charter was last reviewed by the Compensation Committee in March 2015. The Compensation Committee met two (2) times in 2014.

Nomination/Governance Committee. The Nomination/Governance Committee of our Board of Directors makes recommendations to our Board of Directors of individuals qualified to serve as Directors and committee members for our Board of Directors; advises our Board of Directors with respect to Board of Directors composition, procedures and committees; develops and recommends to the Board of Directors a set of corporate governance principles and oversees the evaluation of our Board of Directors and our management.

The members of the Nomination/Governance Committee in 2014 were Mr. Erbey (who stepped down from the Board of Directors in January 2015), Mr. Eruzione, Dr. Mullen and Mr. Reiner, and Mr. Erbey was the Chair of the Nomination/Governance Committee through his departure in January 2015. Dr. Mullen became the Chair of the Nomination/Governance Committee effective January 2015. Each member of our Nomination/Governance Committee is independent as defined in NYSE listing standards. The Nomination/Governance Committee met three (3) times in 2014.

Our Nomination/Governance Committee operates under a written charter approved by our Board of Directors, a copy of which is available on our website at www.altisourceresi.com and is available in print to any stockholder who requests it. On an annual basis, the Nomination/Governance Committee will review and approve its charter. The Committee will also evaluate its performance under its charter annually and deliver a report to the Board setting forth the results of its evaluation, including an assessment of the adequacy of its charter and any recommendations for amendments. The charter was last reviewed by the Nomination/Governance Committee in March 2015.

It is the policy of our Nomination/Governance Committee to consider candidates for Director recommended by you, our stockholders. In evaluating all nominees for Director, our Nomination/Governance Committee will take into account the applicable requirements for Directors under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and NYSE listing standards. In addition, our Nomination/Governance Committee will take into account Residential’s best interests as well as such factors as knowledge, experience, skills, expertise, diversity and the interplay of the candidate’s experience with the background of other members of our Board of Directors.

The Nomination/Governance Committee will consider diversity when it recommends Director nominees to the Board of Directors, viewing diversity in an expansive way to include differences in prior work experience, viewpoint, education and skill set. In particular, the Nomination/Governance Committee will consider diversity in professional experience, skills, expertise, training, broad-based business knowledge and understanding of the Company’s business environment when recommending Director nominees to the Board of Directors, with the objective of achieving a Board with diverse business and educational backgrounds. Directors should have individual backgrounds that, when combined, provide a portfolio of experience and knowledge that will serve the Company's governance and strategic needs. The Nomination/Governance Committee will periodically review the skills and attributes of Board members within the context of the current make-up of the full Board of Directors as the Nomination/Governance Committee deems appropriate. The Nomination/Governance Committee does not discriminate against candidates for the Board of Directors based on race, color, religion, sex, sexual orientation or national origin.

The Nomination/Governance Committee will periodically assess the appropriate size of the Board of Directors and whether any vacancies on the Board of Directors are anticipated. Various potential candidates for Director will then be identified. Candidates may come to the attention of the Nomination/Governance Committee through current members of the Board of Directors, professional search firms, legal and financial advisors, stockholders or industry sources.

In connection with this evaluation, one or more members of the Nomination/Governance Committee, and others as appropriate, will interview prospective nominees. After completing this interview and evaluation, the Nomination/Governance Committee will make a recommendation to the full Board of Directors as to the persons, if any, who should be nominated by the Board of Directors. The Board of Directors will determine the nominees after considering the recommendation of the Nomination/Governance Committee. Should a stockholder recommend a candidate for Director, our Nomination/Governance Committee would evaluate such candidate in the same manner that it evaluates any other nominee.

If you want to recommend persons for consideration by our Nomination/Governance Committee as nominees for election to our Board of Directors, you can do so by writing to our Corporate Secretary at c/o Altisource Asset Management Corporation, 36C Strand Street, Christiansted, United States Virgin Islands 00820. You should provide each proposed nominee’s name, biographical data and qualifications. Your recommendation should also include a written statement from the proposed nominee consenting to be named as a nominee and, if nominated and elected, to serve as a Director.

Corporate Governance Guidelines

The Corporate Governance Guidelines adopted by our Board of Directors provide guidelines for us and our Board of Directors to ensure effective corporate governance. The Corporate Governance Guidelines cover topics such as Director qualification standards, Board of Directors and committee composition, Director responsibilities, Director access to management and independent advisors, Director compensation, Director orientation and continuing education, management succession and annual performance appraisal of the Board of Directors.

Our Nomination/Governance Committee reviews our Corporate Governance Guidelines at least once a year and, if necessary, recommends changes to our Board of Directors. Our Corporate Governance Guidelines are available on our website at www.altisourceresi.com and are available to any stockholder who requests them by writing to our Corporate Secretary at c/o Altisource Asset Management Corporation, 36C Strand Street, Christiansted, United States Virgin Islands 00820.

Executive Sessions of Non-Management Directors

Non-management Directors expect to meet in executive session without management representatives periodically. Non-management Directors met in executive session without management five (5) times in 2014.

Communications with Directors

If you desire to contact our Board of Directors or any individual Director regarding Residential, you may do so by mail addressed to our Corporate Secretary at c/o Altisource Asset Management Corporation, 36C Strand Street, Christiansted, United States Virgin Islands 00820. All communications received in writing are distributed to our Board of Directors if addressed to the full Board or to individual Directors if addressed to them individually.

Code of Ethics

We have adopted a Code of Business Conduct and Ethics that applies to our Directors and officers. We also adopted a Code of Ethics for Senior Financial Officers. Any waivers from the Code of Business Conduct and Ethics for Directors or named executive officers or the Code of Ethics for Senior Financial Officers must be approved by our Board of Directors or the Audit Committee and will be subsequently disclosed when required by SEC or applicable exchange rules. The Code of Business Conduct and Ethics and the Code of Ethics for Senior Financial Officers are available on our website at www.altisourceresi.com and is available to any stockholder who requests a copy by writing to our Corporate Secretary at c/o Altisource Asset Management Corporation, 36C Strand Street, Christiansted, United States Virgin Islands 00820. Any amendments to the Code of Business Conduct and Ethics or the Code of Ethics for Senior Financial Officers, as well as any waivers that are required to be disclosed under SEC or exchange rules, will either be posted on our website or otherwise disclosed in accordance with such rules.

Risk Management and Oversight Process

Our Board of Directors and each of its committees are involved with the oversight of the Company’s risk management.

The Board of Directors and the Audit Committee monitor Residential’s credit risk, liquidity risk, regulatory risk, operational risk and enterprise risk by regular reviews with management and internal and external auditors. In its periodic meetings with internal and external auditors, the Audit Committee discusses the scope and plan for the internal audit and includes management in its review of accounting and financial controls, assessment of business risks and legal and ethical compliance programs.

In its periodic meetings with the external auditors, the Audit Committee discusses the external audit scope, the external auditors’ responsibility under the Standards of the Public Company Accounting Oversight Board (“PCAOB”), accounting policies and practices and other required communications. In addition, through regular reviews with management and, at times, certain employees of AAMC, the Nomination/Governance Committee assists the Board of Directors in monitoring the Company’s governance and succession risks, and the Compensation Committee assists the Board of Directors in monitoring our compensation policies and related risks.

The Board of Directors’ role in risk oversight is consistent with the Company’s leadership structure, with the Chief Executive Officer and other members of senior management having responsibility for assessing and managing the Company’s risk exposure, and our Chairman, the Board of Directors and its committees providing oversight in connection with these efforts. Our Investment Committee, which is comprised of our Chairman, our Chief Executive Officer and our Chief Financial Officer, has responsibility for assessing and managing the Company’s risk exposure with respect to transactional and counterparty risk.

BOARD OF DIRECTORS COMPENSATION

The following table discloses compensation received by each non-management member of our Board of Directors who served as a Director during fiscal year 2014. We have no management Directors on our Board of Directors.

Name	Fees Earned Or Paid in Cash	Stock Awards (2)	All Other Compensation	Total
William C. Erbey(1)	$105,000.00	$65,503.62	$—	$170,503.62
Michael A. Eruzione	$50,000.00	$65,503.62	$—	$115,503.62
Robert J. Fitzpatrick	$62,500.00	$65,503.62	$—	$128,003.62
James H. Mullen, Jr.	$55,000.00	$65,503.62	$—	$120,503.62
David B. Reiner	$60,000.00	$65,503.62	$—	$125,503.62
____________________

(1)	Mr. Erbey stepped down as the Chairman of the Board and a director of Residential on January 16, 2015 and no longer serves on our Board of Directors.

(2)
Each director received 2,418 shares of the common stock of Residential on May 28, 2014 for their service on the Board for their year of service since the prior year’s annual meeting of stockholders. The number of shares granted was based on a share price of $27.28, which is the average of the high and low sales prices of our common stock on May 29, 2013, the first day of their service for the May 2013 to May 2014 service year . The value of the shares set forth in the table above is based on the average of the high and low sale prices of our common stock on the date of issuance. Each Director was granted 1,649 shares on May 29, 2014, for the current service year, which will vest at the Annual Meeting. These shares were granted, based on $45,000 divided by the average of the high and low prices of our stock on May 29, 2014 of $27.28 per share.

Cash Compensation

We provide the following cash compensation to our non-management Directors in quarterly installments, paid in arrears for their services for the prior quarter:

•	an annual retainer of $50,000;

•	an additional $50,000 to the Chairman of the Board of Directors;

•	an additional $12,500 to the Audit Committee chairperson;

•	an additional $5,000 to all committee chairpersons (other than the Audit Committee chairperson); and

•	an additional $5,000 to all Audit Committee members.
Equity Compensation

As part of Director compensation, our non-management Directors also receive annually shares of common stock of Residential with a fair market value of $45,000 pursuant to the 2013 Director Equity Plan. “Fair Market Value” is defined as the average of the high and low prices of our common stock as reported on the applicable securities exchange on which Residential is listed or quoted on the first day of the service year. Equity compensation is paid for the prior year of service after the annual organizational meeting of the Board of Directors, which immediately follows the Annual Meeting of Stockholders. Shares of our common stock will be awarded if the Director attends an aggregate of at least 75% of all meetings of the Board of Directors and committees thereof of which the Director is a member during the service year.

For Directors serving less than a full year, such Directors receive a pro rata portion of $45,000 of shares of our common stock based on the high and low sales prices on the first day of his or her service year, multiplied by a fraction, the numerator of which is the number of days served and the denominator of which is 365 days.

Other Compensation

Directors are reimbursed for reasonable travel and other expenses incurred in connection with attending meetings of the Board of Directors and its committees.

Any Director compensation may be prorated for a Director serving less than a full one (1) year term as in the case of a Director joining the Board of Directors after an Annual Meeting of Stockholders but during the service year.

EXECUTIVE OFFICERS

The following table sets forth certain information with respect to each person who currently serves as one of our executive officers but does not serve on our Board of Directors. Our named executive officers are elected annually by our Board of Directors and serve at the discretion of our Board of Directors. There are no arrangements or understandings between us and any person for election as our named executive officer. None of our Directors and/or executive officers are related to any other Director and/or named executive officer of Residential or any of its subsidiaries by blood, marriage or adoption.

Name (1)	Age	Position
Ashish Pandey	39	Chief Executive Officer
George G. Ellison (2)	56	President
Robin N. Lowe (3)	49	Chief Financial Officer
Kenneth D. Najour (3)	55	Chief Accounting Officer
Stephen H. Gray	44	General Counsel and Secretary
______________

(1)	All information set forth herein is as of April 9, 2015.

(2)	On March 31, 2015, Mr. Ellison was appointed as our President.

(3)
On October 8, 2014, Mr. Lowe was appointed as our Chief Financial Officer and Mr. Najour was redesignated as our Chief Accounting Officer. Salah Saabneh, our former Executive Vice President, Corporate Development, resigned effective October 8, 2014.

The principal occupation for at least the last five (5) years, as well as certain other biographical information, for each of our executive officers that is not a Director is set forth below.

Ashish Pandey. Mr. Pandey has served as our Chief Executive Officer since December 2012 and has also served as a Director and the Chief Executive Officer of AAMC since December 2012.  He is responsible for the overall strategic direction of our company and AAMC. Prior to joining us, Mr. Pandey served as the Chief Executive Officer of Correspondent One, an affiliate of Altisource engaged in the acquisition and secondary marketing of government loans, and he resigned from that position in December 2012. He previously served as Executive Vice President of Ocwen from July 2008 to August 2011 and was responsible for the oversight of asset management vehicles and capital deployment for mortgage servicing portfolio acquisitions for Ocwen. He served as Treasurer and Director of Corporate Strategy from February 2005 to July 2008 for Ocwen. He holds a Bachelor’s of Science in Engineering from the S.G.S. Institute of Technology and Science and a Masters of Business Administration from the Indian Institute of Management.

George G. Ellison. Mr. Ellison has served as our President since March 31, 2015 and as Chief Executive Officer of AAMC since February 17, 2015. Prior to joining AAMC, Mr. Ellison had been employed for 19 years at Bank of America and its predecessor, NationsBank. Mr. Ellison held several roles over his career at Bank of America, most recently being the executive leading the team that managed the valuation and disposition of Bank of America’s legacy mortgage loan portfolio and a leading member of Bank of America’s Special Initiatives team that worked to resolve Bank of America’s representation and warranty litigation. Prior to his most recent roles, Mr. Ellison was Global Head of the Structured Products division within Bank of America’s Investment Banking platform. His responsibilities involved all Structured Products including RMBS, ABS, ABCP Conduit and CMBS securities, among others. Mr. Ellison holds a Bachelor of Science in Industrial Engineering from the University of Pittsburgh and a Masters of Business Administration from the Wharton School of Business.

Robin N. Lowe. Mr. Lowe has served as our Chief Financial Officer since October 2014 and has also served as the Chief Financial Officer of AAMC since October 2014. He oversees all of our financial affairs including financial reporting, treasury, tax and shareholder relations. Prior to his appointment, Mr. Lowe served as Chief Financial Officer of CitiMortgage Inc. from October 2012 to July 2014. From May 2010 to September 2012, Mr. Lowe served as Chief Financial Officer of Citibank Korea, and from October 2008 to April 2010, he served as Chief Financial Officer of Citibank’s South East Asia Pacific region. From May 1995 to September 2008, Mr. Lowe served in lead finance roles with Citibank in various countries and regions. Mr. Lowe is a Fellow of the Institute of Chartered Accountants in England and Wales of which he has been a member since 1992. He holds a Masters Degree in Classics and a Bachelor of Arts, with honors, from Oxford University.

Kenneth D. Najour. Mr. Najour has served as our Chief Accounting Officer since October 2014 and has also served as the Chief Accounting Officer of AAMC since November 2014. From March 2013 to October 2014, Mr. Najour served as our and AAMC’s Chief Financial Officer. Prior to joining AAMC, Mr. Najour served as Vice President, Finance and Chief Accounting Officer of Ocwen from March 2012 to March 2013. Mr. Najour joined Ocwen as Vice President, Finance in December 2010. Prior to joining Ocwen, Mr. Najour served as Senior Vice President, Chief Financial Officer Latin America and Caribbean Region for MasterCard Worldwide from 2003 to 2010. He has also held leadership positions within PepsiCo Inc. from 1994 to 2003 and was Audit Manager for PricewaterhouseCoopers LLP from 1986 to 1994. He holds a Master of Accounting from the University of Miami, a Bachelor of Science from Santa Clara University and is a Certified Public Accountant in the State of California.

Stephen H. Gray. Mr. Gray has served as our General Counsel and Secretary since December 2012 and has also served as the General Counsel and Secretary of AAMC since November 2012. Prior to joining AAMC, Mr. Gray was General Counsel and Secretary of LaBranche & Co Inc., a publicly traded financial services company in New York, New York, from May 2004 to December 2011, and was a consulting attorney for The Nielsen Company, a global information and measurement company, during 2012. From June 1998 to May 2004, Mr. Gray was a corporate and securities attorney at the law firm of Fulbright & Jaworski L.L.P. in New York, New York, specializing in, among other things, securities offerings, mergers and acquisitions and general corporate reporting for public and private companies. From January 1996 to June 1998, he was a corporate and securities attorney at the law firm of Brock, Silverstein & McAuliffe, LLC, in New York, New York. He holds a Bachelor of Arts in History from Hobart College and a Juris Doctorate from Widener University School of Law.

Executive Compensation

We have no employees. Our named executive officers, including our Chief Executive Officer, do not receive compensation from us for services rendered to us. Our day-to-day management functions are performed by AAMC pursuant to an asset management agreement between AAMC and us, as described more fully in “Certain Relationships and Related Party Transactions.” Pursuant to the asset management agreement, AAMC provides us with a management team, including a Chief Executive Officer, and is responsible for the compensation of the Chief Executive Officer and AAMC’s other executive officers who provide services to us.

Compensation Discussion and Analysis

We have not paid any cash, equity or other compensation directly to any of our named executive officers. We also do not have an equity incentive plan under which we are authorized to issue any of our capital stock to our named executive officers.

Our named executive officers are officers of AAMC and receive their compensation directly from AAMC.  AAMC makes decisions relating to the compensation of our named executive officers based on such factors as AAMC and its compensation committee determines are appropriate.  On December 21, 2012, we entered into a 15-year asset management agreement with AAMC (the “Original AMA”). On March 31, 2015, we and our Altisource Residential, L.P. subsidiary entered into a new asset management agreement (the “New AMA”) with AAMC. Under the Original AMA, we were required to reimburse AAMC for the allocable share of the cash compensation and benefits paid by AAMC to personnel who provide services to us. Under the New AMA, AAMC is responsible for the salary, benefits and other compensation of its employees. For further discussion of the terms of the Original AMA and the New AMA, including the fees payable to AAMC and our expense reimbursement obligations to AAMC, see “Business Relationships and Related Party Transactions.”

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board of Directors”) has reviewed and discussed the Compensation Discussion and Analysis included in this proxy statement with management. Based on the review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Compensation Committee:
April 17, 2015    David B. Reiner, Chairman
Robert J. Fitzpatrick, Director
James H. Mullen, Jr., Director

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND RELATED STOCKHOLDER MATTERS

Beneficial Ownership of Common Stock

The following table sets forth certain information regarding the beneficial ownership of our common stock as of the record date by:

•	each Director and named executive officer of Residential;

•	all Directors and executive officers of Residential as a group; and

•	all persons known by Residential to own beneficially 5% or more of the outstanding common stock.

The table is based upon information supplied to us by Directors, executive officers and principal stockholders and filings under the Exchange Act and is based on an aggregate of 57,203,211 shares of our common stock issued and outstanding as of April 9, 2015. Unless otherwise indicated, the address of all persons below is: c/o Altisource Asset Management Corporation, 36C Strand Street, Christiansted, United States Virgin Islands 00820.

Shares Beneficially Owned as of April 9, 2015
Name of Beneficial Owner:	Amount	Percent
Putnam Investments LLC(1)	8,556,714	15.0%
FMR LLC(2)	8,438,614	14.8%
Capital Research Global Investors(3)	7,005,356	12.2%
SAB Capital Advisors, L.L.C.(4)	4,528,385	7.9%
BlackRock, Inc.(5)	4,296,911	7.5%
The Vanguard Group(6)	3,336,014	5.8%
Allianz Global Investors U.S. Holdings LLC(7)	3,019,969	5.3%

Directors and Named Executive Officers:
Ashish Pandey	40,011	*
George G. Ellison	—	—
Robin N. Lowe	—	—
Kenneth D. Najour	12,000	*
Stephen H. Gray	—	—
Michael A. Eruzione	4,271	*
Robert J. Fitzpatrick	3,271	*
James H. Mullen, Jr.	3,271	*
David B. Reiner	4,271	*

All Directors and Executive Officers as a Group (9 persons) (8)	67,095	*
___________

*	Less than 1%

(1)
Based on information contained in a Schedule 13G/A filed jointly with the SEC on February 17, 2015 by Putnam Investments, LLC, Putnam Investment Management, LLC, The Putnam Advisory Company, LLC and Putnam Capital Spectrum Fund (collectively “Putnam”). Includes 5,234,657 shares as to which sole voting power is claimed and 8,556,714 shares as to which sole dispositive power is claimed. Putnam’s address is One Post Office Square, Boston, Massachusetts 02109.

(2)
Based on information contained in a Schedule 13G/A filed with the SEC on February 13, 2015 by FMR LLC (“FMR”). Includes 8,438,614 shares of common stock held by clients of various investment adviser subsidiaries that beneficially own the shares. Includes 0 shares as to which sole voting power is claimed and 8,438,614 shares as to which sole dispositive power is claimed. FMR’s address is 245 Summer Street, Boston, Massachusetts 02210.

(3)
Based on information contained in a Schedule 13G/A filed with the SEC on February 13, 2015 by Capital Research Global Investors (“Capital”). Includes 7,005,356 shares as to which sole voting power is claimed and 7,005,356 shares as to which sole dispositive power is claimed as a result of Capital acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. Capital’s address is 333 South Hope Street, Los Angeles, California 90071.

(4)
Based on information contained in a Schedule 13G/A filed jointly with the SEC on February 17, 2015 by SAB Capital Advisors, L.L.C., SAB Capital Management, L.P., SAB Capital Management, L.L.C. and Scott A. Bommer (collectively, “SAB”). Includes 4,528,385 shares as to which shared voting power is claimed and 4,528,385 shares as to which shared dispositive power is claimed. SAB’s address is 767 Fifth Avenue, 44th Floor, New York, New York 10153.

(5)
Based on information contained in a Schedule 13G/A filed with the SEC on January 26, 2015 by BlackRock, Inc. (“BlackRock”). Includes 4,156,375 shares as to which sole voting power is claimed and 4,296,911 shares as to which sole dispositive power is claimed. BlackRock’s address is 55 East 52nd Street, New York, New York 10022.

(6)
Based on information contained in a Schedule 13G filed with the SEC on February 11, 2015 by The Vanguard Group (“Vanguard”). Includes 80,623 shares as to which sole voting power is claimed, 3,260,091 shares as to which sole dispositive power is claimed and 75,923 shares as to which shared dispositive power is claimed.

(7)
Based on information contained in a Schedule 13G filed jointly with the SEC on February 13, 2015 by Allianz Global Investors U.S. Holdings LLC and NFJ Investment Group LLC (collectively “Allianz”). Includes 2,980,243 shares as to which sole voting power is claimed and 3,019,969 shares as to which sole dispositive power is claimed.

(8)	Includes Messrs. Pandey, Ellison, Lowe, Najour, Gray, Eruzione, Fitzpatrick, Mullen and Reiner.

Equity Compensation Plan Information

The following table sets forth information as of December 31, 2014 with respect to compensation plans under which our equity securities are authorized for issuance. The information is split between all compensation plans previously approved by security holders and all compensation plans not previously approved by security holders:

Plan Category	Number of securities to be issued upon exercise of outstanding options	Weighted average exercise price of outstanding options	Number of restricted shares granted subject to vesting requirements	Number of securities remaining available for future issuance under equity compensation plans (1)
Equity compensation plans approved by security holders
2012 Conversion Option Plan	193,683	$3.01	—	—
2012 Special Conversion Option Plan	48,083	$1.36	—	—
2013 Director Equity Plan	—	—	8,245	75,400
Equity compensation plans not approved by security holders
None	—	—	—	—
Total	241,766	$2.69	8,245	75,400
_____________

(1)	Excludes the 8,245 shares issuable to Directors at this Annual Meeting.

The options provided in the table above represent the only options to purchase our common stock that have been granted by the Company. Such options were granted to the holders of options of Altisource Portfolio Solutions S.A. (“Altisource”) under the 2012 Conversion Option Plan and the 2012 Special Conversion Plan in connection with the separation from Altisource. The Company has not granted any additional options, restricted stock awards, restricted stock units or any other securities convertible or exercisable into shares of our common stock except for an aggregate of 4,265 shares granted to our Directors pursuant to our Director Equity Plan in June 2013 and the 12,090 shares granted to our Directors pursuant to the Director Equity Plan in May 2014. Such shares were issued in connection with their service on our Board of Directors for the period from January 24, 2013 to the Company’s 2013 Annual Meeting of Stockholder and from May 29, 2013 to the Company’s 2014 Annual Meeting of Stockholders, respectively.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our Directors, executive officers and persons who own more than 10% of our common stock to file reports of ownership and changes in ownership with the SEC. Executive officers,

Directors and greater than 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

Based upon the Company’s review of Section 16(a) reports, the Company believes that all of the Company’s reporting persons complied with their Section 16(a) filing requirements in 2014.

Ownership of Stock

While we encourage stock ownership by our Directors and executive officers, we do not currently have formal stock ownership requirements. In addition, we do not have a policy in place regarding the ability of our executive officers or directors to engage in hedging activities with respect to our common stock.

RATIFICATION OF THE APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
(Proposal Two)

The Audit Committee of our Board of Directors has appointed Deloitte & Touche LLP to be our independent registered public accounting firm for the year ending December 31, 2015. The Audit Committee has further directed that such appointment be submitted for ratification by our stockholders at the Annual Meeting of Stockholders.

Representatives of Deloitte & Touche LLP will be present at the Annual Meeting of Stockholders, will be given the opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions from our stockholders. To ratify the appointment of Deloitte & Touche LLP to be our independent registered public accounting firm for the year ending December 31, 2015, the affirmative vote of a majority of the votes cast at the Annual Meeting on the proposal is required.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU
VOTE “FOR” THE RATIFICATION OF DELOITTE & TOUCHE LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2015

Report of the Audit Committee

The Audit Committee (the “Audit Committee”) of the Board of Directors (the “Board of Directors”) has:

•	Reviewed and discussed with management Residential’s audited financial statements as of and for the year ended December 31, 2014;

•
Discussed with Deloitte & Touche LLP, Residential’s independent registered public accounting firm, the matters required to be discussed under Public Company Accounting Oversight Board (“PCAOB”) standards; and

•
Received and reviewed the written disclosures and the letter required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and discussed with Deloitte & Touche LLP their independence.

In reliance on the review and discussion referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Residential’s annual report on Form 10-K for the year ended December 31, 2014.

Audit Committee:
April 17, 2015    Robert J. Fitzpatrick, Chairman
James H. Mullen, Jr., Director
David B. Reiner, Director

Deloitte & Touche LLP Fees

The following table shows the aggregate fees billed to Residential for professional services by Deloitte & Touche LLP with respect to our fiscal years ended December 31, 2014 and December 31, 2013:

Category	2014	2013
Audit Fees	$789,573	$565,000
Audit-Related Fees	241,536	258,800
Tax Fees	640,667	304,087
All Other Fees	—	—
Total	$1,671,776	$1,127,887

Audit Fees. This category includes the aggregate fees and expenses billed for professional services rendered for the audits of Residential’s consolidated financial statements for the fiscal years ended December 31, 2014 and December 31, 2013, for the reviews of the financial statements included in Residential’s quarterly reports on Form 10-Q during fiscal year 2014, for the audit of our internal control over financial reporting for the year ended December 31, 2014 and for services that are normally provided by the independent registered public accounting firm and affiliates in connection with statutory and regulatory filings, or engagements for the relevant fiscal year.

Audit-Related Fees. This category includes the aggregate fees billed for audit-related services by the independent registered public accounting firm that are reasonably related to the performance of the audits or reviews of the financial statements and are not reported above under “Audit Fees.” The Audit-Related Fees consist of fees for review of, and issuance of consents related to, the Company’s registration statements on Form S-8 and Form S-11 and related services to provide due diligence and financial statement review in connection with the Company’s public offerings of its common stock during 2014 and 2013.

Tax Fees. This category includes the aggregate fees billed for professional services rendered by the independent registered public accounting firm for tax compliance and tax planning, including related to the Company’s compliance with REIT requirements.

All Other Fees. This category would include the aggregate fees billed for products and services provided by the independent registered public accounting firm that are not reported above under “Audit Fees,” “Audit-Related Fees” or “Tax Fees.” We did not incur any such other fees for the years ended December 31, 2014 or, December 31, 2013.

The Audit Committee considered the fees paid to Deloitte & Touche LLP for the fiscal year ended December 31, 2014and determined that the services and fees are compatible with the independence of Deloitte & Touche LLP.

Audit Committee Pre-Approval Policy

The Audit Committee is required to pre-approve the audit and (unless the de minimum exception of applicable law permits) non-audit services performed by the independent registered public accounting firm in order to assure that the provision of such services does not impair the independent registered public accounting firm’s independence. Unless a type of service to be provided by the independent registered public accounting firm has received general pre-approval, it will require specific pre-approval by the Audit Committee. For the fiscal year ended December 31, 2014, all fees associated with the independent registered public accounting firm’s services were pre-approved by the Audit Committee.

The Audit Committee may delegate pre-approval authority to one or more of its members and has so delegated pre-approval authority to the Chairman of the Audit Committee. The member or members to whom such authority is delegated shall report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee does not delegate its responsibilities to pre-approve services performed by the independent registered public accounting firm to management.

BUSINESS RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Related Party Transaction Policy

The Board of Directors has adopted a policy and procedure for the review, approval and monitoring of transactions involving Residential and related persons (Directors and named executive officers or their immediate family members or stockholders owning 5% or greater of the Company’s outstanding stock) within our written Code of Business Conduct and Ethics, which is available at www.altisourceresi.com. The policy and procedures are not limited to related person transactions that meet the threshold for disclosure under the relevant SEC rules as the policies and procedures broadly cover any situation in which a conflict of interest may arise.

Any situation that potentially involves a conflict of interest is to be immediately disclosed to the Company’s General Counsel who, in consultation with management and the Audit Committee chairman and with outside counsel, as appropriate, must assess the nature and extent of any concern and then recommend any follow up action, as needed. The General Counsel will notify the Chairman of the Audit Committee if any such situation requires notice to or approval of the Audit Committee of the Board of Directors.

Related persons are required to obtain the approval of the Audit Committee of the Board of Directors for any transaction or situation that may pose a conflict of interest. In considering a transaction, the Audit Committee will consider all relevant factors including, but not limited to, (i) whether the transaction is in the best interests of Residential; (ii) alternatives to the related person transaction; (iii) whether the transaction is on terms comparable to those available to third parties; (iv) the potential for the transaction to lead to an actual or apparent conflict of interest and any safeguards imposed to prevent such actual or apparent conflicts; and (v) the overall fairness of the transaction to Residential.

Relationship with Chairman of the Board of Directors

Mr. Erbey served as the non-executive Chairman of Residential, as Executive Chairman of Ocwen and as non-executive Chairman of AAMC and Altisource throughout the year ended December 31, 2014. As of January 16, 2015, Mr. Erbey stepped down from his positions as Chairman of each of Ocwen, Altisource, AAMC and us in connection with Ocwen’s settlement of a regulatory action by the New York State Department of Financial Services. As a result of Mr. Erbey’s departure, transactions and relationships with Ocwen and Altisource are no longer expected to be considered to be related party transactions. However, these agreements and relationships and transactions were considered related party relationships and transactions during 2014. Due to the shared senior management and the relationship of AAMC as our asset manager, relationships and transactions between AAMC and us will continue to be related party transactions and agreements.

Relationship with Altisource

Since Residential completed its spin-off from Altisource into a separate publicly traded company in December 2012, its relationship with Altisource has been governed by a number of agreements.

Master Services Agreement

On December 21, 2012, Residential entered into a master services agreement with Altisource. Under the master services agreement, Altisource is Residential’s exclusive provider of property management, leasing and renovation management services associated with the single-family rental properties we acquire upon conversion of residential mortgage loans that continue to be sub-performing or non-performing. The agreement provides for an initial term of 15 years, which term will automatically renew for successive two-year terms unless either party sends a notice of non-renewal to the other party at least nine months before the completion of the initial or renewal term, as applicable. In the event Residential terminates the master services agreement prior to the end of the initial term or any renewal term, other than for cause, Residential would be required to reimburse Altisource for its costs and expenses related to the termination, including Altisource’s personnel and other services dedicated to Residential under the agreement.

In the event our asset management agreement with AAMC is terminated without cause by us, the master services agreement with Altisource may be terminated in Altisource’s sole discretion.

Support Services Agreement

Under the support services agreement, Altisource may provide services to us in such areas as human resources, vendor management operations, corporate services, consumer psychology, legal, tax, compliance and other support services where we may need assistance and support. The support services agreement provides generally that Altisource will undertake to provide the support services in a manner generally consistent with the manner and level of care with which such service, if any, was performed or provided prior to our separation from Altisource. The support services agreement will extend for two years after the separation but may be terminated earlier under certain circumstances including a default, and will automatically renew for successive one year terms unless either party decides that it does not want to renew the agreement. The fees for all support services provided pursuant to the support services agreement will be based on the fully-allocated cost of providing the service or, with respect to statements of work entered into under the support services agreement, the amount set forth therein. “Fully allocated cost” means, with respect to the provision of a “service,” the all-in cost of providing such service, including a share of direct charges and allocable amounts reflecting compensation and benefits, technology expenses, occupancy and equipment expense and third-party payments (but not taxes incurred in connection therewith). Altisource will be required to submit statements of account on a monthly basis with respect to all amounts payable by us, setting out the support services provided and the amount billed as a result of providing such support services.

The total fees incurred by us under this agreement will be dependent upon our business activity and the level of services required in connection therewith.  In the event our asset management agreement with AAMC expires or is terminated, the support services agreement will terminate within 30 days.

Trademark License Agreement

Under the trademark license agreement, Altisource granted us a non-exclusive, non-transferable, non-sublicensable, royalty free license to use the name “Altisource.” The agreement has no specified term and may be terminated by either party upon 30 days written notice, with or without cause. In the event that this agreement is terminated, all rights and licenses granted thereunder, including, but not limited to, the right to use “Altisource” in our name will terminate.

In the event our asset management agreement with AAMC expires or is terminated, the trademark license agreement will terminate within 30 days.

Relationship with Ocwen

Servicing Agreement with Ocwen

On December 21, 2012, Residential entered into a servicing agreement with Ocwen. Under the servicing agreement, Ocwen will service our acquired residential mortgage loans. The total fees incurred by us under this agreement will be dependent upon the number and type of acquired residential mortgage loans that Ocwen services pursuant to the terms of the agreement. The agreement provides for an initial term of 15 years. In the event our asset management agreement with AAMC expires or is terminated, the servicing agreement will terminate within 30 days. Either Residential or Ocwen may terminate the servicing agreement without cause upon 60 days prior written notice, in which event Residential would be required to pay all servicing transfer costs and repay any unreimbursed servicing advances to Ocwen.

Aircraft Time Sharing Agreement with Ocwen

On October 8, 2013, we entered into an Aircraft Time Sharing Agreement, or the “Timeshare Agreement,” with Ocwen pursuant to which Ocwen will make its corporate plane available to us for business-related travel from time to time. Under the Time Sharing Agreement, Ocwen agreed to provide us, on a time sharing basis, access to its plane in consideration of our reimbursement to Ocwen of the sum of its direct expenses of operating the plane plus an additional charge equal to 100% of such expenses. The amounts actually charged to us in any period will directly correlate to our use of the aircraft in each period, which will vary depending on our business needs.

Purchase of Non-Performing Mortgage Portfolio from Ocwen

On February 14, 2013, our operating partnership completed the acquisition of a portfolio of non-performing residential mortgage loans. The portfolio was purchased from Ocwen pursuant to a Master Mortgage Loan Sale Agreement and the mortgage loans were originated by CitiMortgage, Inc. The portfolio consisted of first lien residential mortgage loans, substantially all of which were non-performing, having an unpaid principal balance of approximately $121.2 million as of February 1, 2013. The aggregate purchase price for the portfolio was approximately $64.4 million, which was determined by multiplying (i) the aggregate unpaid principal balance of the loans as of the February 1, 2013 cut-off date by (ii) the purchase price percentage of 53.16%. In determining the purchase price percentage, we performed a discounted cash flow analysis for the loans using our underwriting process. The acquisition of the portfolio was funded with available cash contributed to us on December 21, 2012 by Altisource in connection with the Company’s separation from Altisource. The portfolio is being serviced by Ocwen under the terms of the servicing agreement between us and Ocwen.

Relationship with AAMC

Asset Management Agreement with AAMC

On December 21, 2012, we entered into the Original AMA. On March 31, 2015, we and our Altisource Residential, L.P. subsidiary entered into the New AMA with AAMC.

Terms of the New AMA

The New AMA, which became effective on April 1, 2015, provides for a new management fee structure which replaces the incentive fee structure under the Original AMA as follows:

•
AAMC is entitled to a quarterly base management fee equal to 1.5% of the product of (i) our average invested capital for the quarter multiplied by (ii) 0.25, while we have fewer than 2,500 single family rental properties actually rented (“Rental Properties”). The base management fee percentage increases to 1.75% of invested capital while we have between 2,500 and 4,499 Rental Properties and increases to 2.0% of invested capital while we have 4,500 or more Rental Properties;

•
AAMC is entitled to a quarterly incentive management fee equal to 20% of the amount by which our return on invested capital exceeds a hurdle return rate of between 7% and 8.25% (depending on the 10-year treasury rate). The incentive management fee increases to 22.5% while we have between 2,500 and 4,499 Rental Properties and increases to 25% while we have 4,500 or more Rental Properties; and

•	AAMC is entitled to a quarterly conversion fee equal to 1.5% of the market value of the single-family homes leased by us for the first time during the quarter.

We have the flexibility to pay up to 25% of the incentive management fee to AAMC in shares of our common stock.

Under the New AMA, AAMC will continue to be the exclusive asset manager for us for an initial term of 15 years from April 1, 2015, with two potential five-year extensions, subject to our achieving an average annual return on invested capital of at least 7%.

Neither party is entitled to terminate the New AMA prior to the end of the initial term, or each renewal term, other than termination by (a) us and/or AAMC “for cause” for certain events such as a material breach of the New AMA and failure to cure such breach, (b) us for certain “good reason events” such as our failure to achieve a return on invested capital of at least 7% for two consecutive fiscal years after the third anniversary of the New AMA, and (c) us in connection with certain change of control events.

In connection with the entry into the New AMA, AAMC paid $2,000,000 to us in connection with certain costs related in connection with the New AMA and the termination of the Original AMA. AAMC and we also agreed that the first quarter management fees payable to AAMC for the first quarter of 2015 would be $15,650,000, which is the average of the amounts payable under Original AMA and that would have been payable under the New AMA.

Terms of the Original AMA

Under the original AMA, AAMC provided substantially the same services to us as under the New AMA but with the following fee and other structures:

Incentive Management Fees

Under the Original AMA, we paid AAMC a quarterly incentive management fee as follows:

(i)
2% of all cash available for distribution by us to our stockholders and to AAMC as an incentive management fee, which we refer to as “available cash,” until the aggregate amount per share of available cash for the quarter (based on the average number of shares of our common stock outstanding during the quarter), which we refer to as the “quarterly per share distribution amount,” exceeds $0.161, then

(ii)	15% of all additional available cash for the quarter until the quarterly per share distribution amount exceeds $0.193, then

(iii)	25% of all additional available cash for the quarter until the quarterly per share distribution amount exceeds $0.257, and thereafter

(iv)	50% of all additional available cash for the quarter.

We distributed any quarterly distribution to our stockholders after the application of the incentive management fee payable to AAMC. Under the terms of the Original AMA, we accrued $67.9 million in incentive management fees to AAMC for the year ended December 31, 2014.

Expense reimbursement

We were required to reimburse AAMC on a monthly basis for the (i) direct and indirect expenses AAMC incurred or payments it made on our behalf, including, but not limited to, the allocable compensation and routine overhead expenses of employees and staff of AAMC and (ii) all other reasonable operating and overhead expenses AAMC incurred related to the services it provided to us.

For the year ended December 2014, we reimbursed AAMC $7.9 million for expenses under the Original AMA.

Termination

We could terminate the Original AMA without cause upon the determination of at least two-thirds of our independent directors that (i) there had been unsatisfactory performance by AAMC that was materially detrimental to us, or (ii) the compensation payable to AAMC under the Original AMA was unreasonable, unless AAMC agreed to compensation that at least two-thirds of our independent directors determined was reasonable.

AAMC could have terminated the Original AMA without cause by providing written notice to us no later than 180 days prior to December 21 of any year during the initial term or a renewal term, and the Original AMA would terminate effective on the December 21 next following the delivery of such notice.

We would have been required to pay AAMC a termination fee in the event that the Original AMA were terminated as a result of (i) a termination by us without cause, (ii) a termination by AAMC as a result of our becoming regulated as an “investment company” under the Investment Company Act, or (iii) a termination by AAMC if we default in the performance of any material term of the asset management agreement (subject to a notice and cure period).

The termination fee would have been equal to three (3) times the average annual incentive management fee earned by AAMC during the prior 24-month period immediately preceding the date of termination, calculated as of the end of the most recently completed fiscal quarter prior to the date of termination.

We did not pay AAMC any termination fee in connection with the termination of the Original AMA and entry into the New AMA.

Stock Option Plans

Separation Plans

In connection with our separation from Altisource in December 2012, we adopted the 2012 Conversion Option Plan and the 2012 Special Option Plan. In order to effect the exchange ratio in connection with the separation, we issued options to purchase 809,240 shares of our common stock with a weighted average exercise price of $2.33 per share on December 31, 2012 under the Conversion Option Plan to Altisource employees holding Altisource stock options immediately prior to the separation, including options to purchase 10,011 shares to Mr. Pandey and options to purchase 298,242 shares to Mr. Erbey. We also issued options to purchase 210,184 shares of our common stock with a weighted average exercise price of $1.15 per share at December 31, 2012 under the Special Option Plan to non-employee holders of Altisource stock options receiving shares in the separation. Because the options were granted as part of the separation to holders of Altisource stock options, no share-based compensation related to these options is included in our consolidated financial statements. No additional shares of common stock are issuable under either the 2012 Conversion Option Plan or the 2012 Special Conversion Option Plan.

Director Equity Plan

We adopted the 2013 Director Equity Plan to promote our interests by attracting and retaining qualified and experienced individuals for service as non-employee directors. The 2013 Director Equity Plan is administered by our Board of Directors. The total number of shares of common stock available for issuance under the 2013 Director Equity Plan was set at 100,000. In June 2013, we issued an aggregate of 4,265 shares of Residential’s common stock to our directors for their service on the Board of Directors from January 24, 2013 until our annual meeting of stockholders on May 29, 2013. In May 2014, we issued an aggregate of 12,090 shares of Residential’s common stock for their service as directors from the May 29, 2013 annual meeting of stockholders to the May 28, 2014 annual meeting of stockholders. We have 83,635 shares remaining available for issuance under the 2013 Director Equity Plan, not including the 8,245 shares expected to be issued to our directors for their service from the 2014 annual meeting of stockholders through this Annual Meeting.

STOCKHOLDER PROPOSALS

Any proposal which a stockholder desires to have included in our proxy materials, pursuant to SEC Rule 14a-8, relating to our Annual Meeting of Stockholders for next year, which is expected to be held on or about May 25, 2016, must be received not later than December 19, 2015. A proposal must comply with Rule 14a-8 and the SEC’s proxy rules. In accordance with Rule 14a-8, this deadline could change if next year’s Annual Meeting date is sooner or later.

Outside of SEC Rule 14a-8, Residential’s current Bylaws prescribe procedures that a stockholder must follow if the stockholder intends, at an Annual Meeting of Stockholders, to nominate individuals for election to the Board of Directors or to propose other business to be considered by stockholders at an Annual Meeting of Stockholders. These procedures require, among other things, that the stockholder give timely notice to our Corporate Secretary of the nomination or other proposed business, that the notice contain specified information, and that the stockholder comply with certain other requirements. Generally, a stockholder’s notice in order to be timely must be delivered in writing to our Corporate Secretary, at our principal executive offices, not earlier than the 150th day nor later than 5:00 p.m., Eastern Time, on the 120th day prior to the first anniversary of the date of the proxy statement for the preceding year’s Annual Meeting.  If a stockholder’s nomination or proposal is not in compliance with the procedures set forth in the Bylaws, we may disregard such nomination or proposal. Accordingly, if a stockholder intends, at the 2016 Annual Meeting of Stockholders, to nominate a person for election to the Board or to propose other business, the stockholder must deliver a notice of such nomination or proposal to the Corporate Secretary not earlier than November 19, 2015 nor later than 5:00 p.m., Eastern Time, on December 19, 2015, and comply with the requirements of the current Bylaws and applicable law. This deadline could change under certain circumstances specified in the current Bylaws.

Stockholder proposals and director nominations for the 2016 Annual Meeting of Stockholders should be directed to our Corporate Secretary at c/o Altisource Asset Management Corporation, 36C Strand Street, Christiansted, United States Virgin Islands 00820.

We did not receive notice of any stockholder proposals relating to the 2015 Annual Meeting of Stockholders.  If any other matters properly come before the 2015 Annual Meeting of Stockholders, the persons designated as proxies intend to vote in accordance with their discretion on such matters.

ANNUAL REPORTS

A copy of our annual report to stockholders on Form 10-K for the year ended December 31, 2014 was made available to stockholders on March 2, 2015. The annual report can be found on our website www.altisourceresi.com under “Shareholders – Financial Information.”

We will furnish, without charge, to each person whose proxy is solicited and to any beneficial owner entitled to vote as of the close of business on the record date for the meeting, upon written request, a copy of our annual report on Form 10-K for the year ended December 31, 2014, required to be filed by us with the SEC under the Exchange Act. Such requests should be directed to Investor Relations, c/o Altisource Asset Management Corporation, 36C Strand Street, Christiansted, United States Virgin Islands 00820.

OTHER MATTERS

Proxies may be solicited on behalf of the Board of Directors by mail or electronic means. Copies of the annual report for 2014 and this proxy statement will be made available to brokers, dealers, banks and voting trustees, or their nominees, for the purpose of soliciting proxies from beneficial owners. In addition to solicitations by mail or electronic means, our Directors, officers and employees may solicit proxies personally or by telephone without additional compensation.

The shares represented by all valid proxies received by phone, by Internet or by mail will be exercised in the manner specified. Where specific choices are not indicated, the shares represented by all valid proxies received will be voted: (i) “FOR” the nominees for Director named earlier in this proxy statement and (ii) “FOR” the ratification of the selection of the independent registered public accounting firm for the year ending December 31, 2015. Should any matter not described above be properly presented at the meeting, each proxy received will be voted in accordance with the discretion of the persons appointed as proxies.

If you are the beneficial owner, but not the record holder of shares of our common stock and have requested a copy of this proxy statement, your broker, bank or other nominee may only deliver one (1) copy of this proxy statement and our 2014 annual report to multiple stockholders who share an address unless that nominee has received contrary instructions from one (1) or more of the stockholders. Stockholders at an address to which a single copy of this proxy statement and our 2014 annual report was sent may request a separate copy by contacting Investor Relations, c/o Altisource Asset Management Corporation, 36C Strand Street, Christiansted, United States Virgin Islands 00820, or by calling our Corporate Secretary at (340) 713-7727. Beneficial owners sharing an address who are receiving multiple copies and who wish to receive a single copy of the materials in the future will need to contact their broker, bank or other nominee to request that only a single copy of each document be mailed to all stockholders at the shared address.

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M92035-P65848 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

ALTISOURCE RESIDENTIAL CORPORATION

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) David B. Reiner
02) Michael A. Eruzione
03) Robert J. Fitzpatrick
04) James H. Mullen, Jr.

The Board of Directors recommends you vote FOR the following proposal:

	For	Against	Abstain
2. Proposal to ratify the appointment by the Audit Committee of our Board of Directors of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2015.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

Please indicate if you plan to attend this meeting. ☐ Yes ☐ No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

M92036-P65848

ALTISOURCE RESIDENTIAL CORPORATION
Annual Meeting of Stockholders
May 27, 2015 9:00 AM
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Ashish Pandey and Robin N. Lowe, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of ALTISOURCE RESIDENTIAL CORPORATION that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 AM Atlantic Standard Time on May 27, 2015, at the offices of Altisource Asset Management Corporation at 36C Strand Street, Christiansted, VI 00820.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Address Changes/Comments: ____

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side